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EXHIBIT 11             COMPUTATION OF EARNINGS PER SHARE

                     Nine Months Ended September 30, 1996

                                                                Fully
                                                  Primary      Diluted
                                              ---------------------------

Net income                                      $  950,636   $  950,636
Less preferred stock dividends                     (78,146)     (78,146)
                                              ---------------------------

Net income applicable to common stock           $  872,490   $  872,490

Weighted average shares outstanding              4,996,021    4,996,021

Effect of options and warrants                     804,918      804,918
                                              ---------------------------

Weighted average common and common
    equivalent shares                            5,800,939    5,800,939
                                              ===========================

Net income per common share                           $.15         $.15
                                              ===========================

                    Three Months ended September 30, 1996

Net income                                      $  683,157   $  683,157
Less preferred stock dividends                     (22,900)     (22,900)
                                              ---------------------------

Net income applicable to common stock           $  660,257   $  660,257

Weighted average shares outstanding              5,094,652    5,094,652

Effect of options and warrants                     750,865      754,930
                                              ---------------------------

Weighted average common and common
    equivalent shares                            5,845,517    5,849,582
                                              ===========================

Net income per common share                           $.11         $.11
                                              ===========================